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                                    SCHEDULE 14A
                                   (RULE 14a-101)
                      INFORMATION REQUIRED IN PROXY STATEMENT

                              SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.  )

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Check the appropriate box:
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/X/       Definitive Additional Materials
/ /       Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                     HEI, INC.
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                  (Name of Registrant as Specified In Its Charter)

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                   (Name of Person(s) Filing Proxy Statement, if
                             other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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                    computed pursuant to Exchange Act Rule 0-11:

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                                                                    NEWS RELEASE

[LETTERHEAD]
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P.O. Box 5000
Victoria, Minnesota 55386
(612) 443-2500
www.heii.com
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CONTACT:  Eugene W. Courtney, C.E.O.                   FOR IMMEDIATE RELEASE


                   HEI, INC. CLAIMS FANT INDUSTRIES' RETENTION OF
                  OUTSIDE CONSULTANT DEMONSTRATES FANT NOMINEES'
                            LACK OF EXPERTISE TO RUN HEI

VICTORIA, MN, July 8, 1998         HEI, Inc. deemed yesterday's news that Fant
Industries, Inc. has engaged an outside consultant "to assist in formulating a growth strategy for HEI..." to be an acknowledgment of HEI's long-standing criticism that Fant Industries and its controlling shareholder, Anthony J. Fant, (collectively, "Fant") do not have the knowledge or experience to run HEI. Fant is currently seeking to replace the current HEI Board at an August 4, 1998 Special Shareholders Meeting with a slate of handpicked candidates.

Eugene W. Courtney, HEI's Chief Executive Officer and a Director, commented:
"Our Board has long been concerned about Mr. Fant and his nominees' lack of meaningful experience in and knowledge of HEI's high tech business, the design and manufacture of ultraminiature microelectronic devices. Our concern is particularly strong since, if Fant does win this election and becomes a senior executive officer of HEI, the fortunes of at least 70% of the stock he does not own and is not offering to buy will be subject to his on the job training. Hiring an outside consultant even before the vote is held demonstrates to us that Mr. Fant shares our assessment that he lacks the pertinent experience to lead this high tech company.

"The current HEI Board has the hard earned knowledge and expertise necessary for success in this business that Fant and his nominees apparently lack. That knowledge and expertise enabled us to successfully exit the disk drive portion of our business last year and establish a stronger presence in the high-growth hearing aid, medical device and communications markets.

"The current HEI Board knows where the future growth of the Company lies and is pursuing it. The shareholders should not have to bear the burden of high priced consultants retained to educate a new, inexperienced Board and senior executive officers. We continue to urge our shareholders to vote against Fant's proposals at the Special Meeting."

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HEI IS A MINNESOTA-BASED COMPANY SPECIALIZING IN THE DESIGN AND MANUFACTURE OF
ULTRAMINIATURE MICROELECTRONIC DEVICES AND HIGH TECHNOLOGY PRODUCTS INCORPORATING THOSE DEVICES. THE COMPANY'S STOCK TRADES ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL HEII.
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FORWARD LOOKING INFORMATION

INFORMATION IN THIS NEWS RELEASE THAT IS NOT HISTORICAL INCLUDES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL OF SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, ADVERSE BUSINESS OR MARKET CONDITIONS, THE ABILITY OF HEI TO SECURE AND SATISFY CUSTOMERS, THE AVAILABILITY AND COST OF MATERIALS FROM HEI'S SUPPLIERS, ADVERSE COMPETITIVE DEVELOPMENTS, CHANGE IN OR CANCELLATION OF CUSTOMER REQUIREMENTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN HEI'S SEC FILINGS.


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